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                          EL PASO NATURAL GAS COMPANY

                           EARNINGS PER COMMON SHARE
                             Form 10-Q, Exhibit 11


                                                        First Quarter
                                                  --------------------------
                                                      1996          1995
                                                  --------------------------
Income available for common stock dividends       $(35,248,000)  $21,970,000

Fully diluted average common shares
   outstanding                                      35,689,417    35,416,268

Fully diluted earnings per common share           $    (0.9876)       0.6203

Outstanding stock options of EPG are common stock equivalents but are excluded from primary earnings per common share due to immateriality. See following calculation:


                                                        First Quarter
                                                  --------------------------
                                                      1996          1995
                                                  --------------------------
Total primary earnings per common share           $    (1.0056)   $    0.6249

Fully diluted earnings per common share
   (includes stock options)                       $    (0.9876)        0.6203

Percent dilution                                        1.7899%        0.7361%